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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
                       (Date of Earliest Event Reported):
                                DECEMBER 4, 2001


                             Commission File Number
                                    000-26225


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                        SOUNDVIEW TECHNOLOGY GROUP, INC.
             (exact name of registrant as specified in its charter)


                 DELAWARE                              13-3900397
       (State or Other jurisdiction           (I.R.S. Employer jurisdiction
    of Incorporation or Organization)         Industrial Identification Number)


                1700 EAST PUTNAM AVENUE, OLD GREENWICH, CT 06870
               (Address of Principal Executive Offices) (Zip Code)


                                 (203) 321-7000
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5. OTHER EVENTS

        The Company has repurchased 6,066,666 shares of its (non-voting) Class B common stock from The Goldman Sachs Group, Inc. for $10,399,478.86.

        The Goldman Sachs Group, Inc. has sold an additional 4,500,000 shares of the Company's Class B common stock to General Atlantic Partners, LLC ("GAP"), General Atlantic Partners 61, L.P. ("GAP 61") and GAP Coinvestment Partners II, L.P. ("GAP Co. II"). Upon completion of the sale, these shares automatically convert into an equal number of shares of the Company's (voting) common stock. The Company believes that these entities currently beneficially own 17,678,270 shares of the Company's common stock (or approximately 16.4% of the outstanding common stock).

        The Company understands that The Goldman Sachs Group, Inc. sold the balance of its Class B common stock, 1,100,000 shares, to an institutional investor. Upon completion of this sale, these shares also convert into an equal number of shares of the Company's common stock.

        In connection with the share purchase from The Goldman Sachs Group, Inc., GAP, GAP 61 and GAP Co. II entered into a Standstill Agreement with the Company. The principal restrictions in the Standstill Agreement will terminate December 4, 2006 or earlier under certain circumstances. The Company's board of directors has determined that as long as GAP, GAP 61 and GAP Co. II (together with their affiliates and associates) beneficially own less than 24.9% of the Company's common stock, none of them will be considered an "Acquiring Person" under the Company's Rights Plan, dated as of June 7, 1999. The board of directors also approved the share purchase by these entities for purposes of section 203 of the Delaware General Corporation Law. Absent such approval, these entities would not be able to engage in any business combination with the Company for a period of three years following their share purchase unless (with certain exceptions) the business combination were approved in a manner prescribed in that section of the statute.


ITEM 7. EXHIBITS

10.1 Standstill Agreement, dated as of December 4, 2001, by and between SoundView Technology Group, Inc., General Atlantic Partners, LLC, General Atlantic Partners 61, L.P. and GAP Coinvestment Partners, L.P.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                SoundView Technology Group, Inc.
Dated: December 5, 2001

                                                By: /s/ Jennifer M. Fleissner
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                                                    Jennifer M. Fleissner
                                                    Controller